                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 99.2

                                  ICORIA, INC.

                            CONDENSED BALANCE SHEETS

                                                                   September 30,   December 31,
                                                                        2005          2004
                                                                   -------------   ------------
                                                                            (unaudited)
ASSETS
Current assets:
Cash and cash equivalents                                          $   6,072,032   $  9,598,136
Accounts receivable                                                    3,462,783      1,816,125
Prepaid expenses                                                         595,484        719,663
Inventory                                                                466,253        880,452
                                                                   -------------   ------------
Total current assets                                                  10,596,552     13,014,376
Restricted cash                                                          560,960      1,404,543
Property and equipment, net                                            7,083,801     14,515,700
Other assets, net                                                        198,988        335,123
                                                                   -------------   ------------
Total assets                                                       $  18,440,301   $ 29,269,742
                                                                   -------------   ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                   $   1,657,252   $  2,437,517
Accrued liabilities                                                    2,253,360      1,388,475
Deferred revenue                                                       1,117,146      7,280,549
Long-term debt--current portion                                        2,973,969      2,537,141
Capital lease obligation--current portion                                  4,386         40,393
Other current liabilities                                                     --          4,738
                                                                   -------------   ------------
Total current liabilities                                              8,006,113     13,688,813
Long-term debt, less current portion                                   2,861,085      4,735,438
Capital lease obligation, less current portion                            29,872         66,958
                                                                   -------------   ------------
Total liabilities                                                     10,897,070     18,491,209
                                                                   -------------   ------------
Commitments
Stockholders' equity:
Convertible preferred stock, $0.01 par value; 5,000,000
   shares authorized, none issued or outstanding                              --             --
Common stock, $0.01 par value; 100,000,000 shares authorized;
   39,501,721 and 37,380,308 shares issued and outstanding as of
   September 30, 2005 and December 31, 2004, respectively                395,017        373,803
Additional paid-in capital                                           110,675,213    109,599,755
Deferred compensation                                                    (24,487)      (218,337)
Accumulated deficit                                                 (103,502,512)   (98,976,688)
                                                                   -------------   ------------
Total stockholders' equity                                             7,543,231     10,778,533
                                                                   -------------   ------------
Total liabilities and stockholders' equity                         $  18,440,301   $ 29,269,742
                                                                   -------------   ------------

    The accompanying notes are an integral part of these condensed financial statements.

                                  ICORIA, INC.

                       CONDENSED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                                    Three Months Ended            Nine Months Ended
                                                                       September 30                 September 30
                                                                 -------------------------   --------------------------
                                                                    2005           2004          2005          2004
                                                                 -----------   -----------   -----------   ------------
Revenues:
Commercial and government contracts                              $ 3,470,728   $ 6,797,792   $15,302,793   $ 17,072,935
Grant revenues                                                       482,356       322,122     1,403,251      1,189,484
                                                                 -----------   -----------   -----------   ------------
Total revenues                                                     3,953,084     7,119,914    16,706,044     18,262,419
                                                                 -----------   -----------   -----------   ------------
Operating expenses:
Research and development                                           4,344,787     7,523,946    17,167,678     20,555,039
Selling, general and administrative                                2,030,599     2,609,625     7,966,952      7,909,653
                                                                 -----------   -----------   -----------   ------------
Total operating expenses                                           6,375,386    10,133,571    25,134,630     28,464,692
Gain on sale of selected agricultural assets                              --            --     4,701,447             --
                                                                 -----------   -----------   -----------   ------------
Loss from operations                                              (2,422,302)   (3,013,657)   (3,727,139)   (10,202,273)
                                                                 -----------   -----------   -----------   ------------
Other income (expense):
Interest income                                                       32,628        50,298       122,621        163,605
Interest expense                                                    (244,571)      (96,589)     (925,971)      (336,505)
                                                                 -----------   -----------   -----------   ------------
Other income (expense), net                                         (211,943)      (46,291)     (803,350)      (172,900)
                                                                 -----------   -----------   -----------   ------------
Loss from continuing operations                                   (2,634,245)   (3,059,948)   (4,530,489)   (10,375,173)
Discontinued operations:
Income from discontinued operations                                    4,316         6,208         4,665         32,159
                                                                 -----------   -----------   -----------   ------------
Net loss                                                         $(2,629,929)  $(3,053,740)  $(4,525,824)  $(10,343,014)
                                                                 -----------   -----------   -----------   ------------
Per common share--basic and diluted:
Loss from continuing operations                                  $     (0.07)  $     (0.08)  $     (0.12)  $      (0.29)
Loss from discontinued operations                                $        --   $        --   $        --   $         --
Net loss                                                         $     (0.07)  $     (0.08)  $     (0.12)  $      (0.29)
Weighted average common shares outstanding - basic and diluted    39,501,420    36,299,871    38,858,029     35,325,423

    The accompanying notes are an integral part of these condensed financial statements.

                                  ICORIA, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                                      Nine Months Ended
                                                                        September 30
                                                                 --------------------------
                                                                     2005          2004
                                                                 -----------   ------------
Cash flows from operating activities:
Net loss                                                         $(4,525,824)  $(10,343,014)
Adjustments to reconcile net loss to net cash used in
   operating activities:
Depreciation and amortization                                      2,533,426      4,108,026
Stock-based compensation                                             117,018          1,806
Loss on impairment or (gain on sale) of property and equipment       516,441        (34,671)
Gain on sale of selected agricultural assets                      (4,701,447)            --
Non-cash interest expense                                            605,227             --
Accounts receivable                                                 (466,658)        32,707
Prepaid expenses and other assets                                    153,423         64,953
Inventory                                                            414,200       (192,724)
Accounts payable                                                    (962,179)     1,395,445
Accrued and other current liabilities                                327,474        616,991
Deferred revenue                                                  (1,708,484)    (1,562,622)
                                                                 -----------   ------------
Net cash used in operating activities                             (7,697,383)    (5,913,103)
                                                                 -----------   ------------
Cash flows from investing activities:
Purchase of property and equipment                                  (489,005)      (982,187)
Proceeds from sale of property and equipment                          56,500        220,000
Proceeds from sale of selected agricultural assets                 4,750,000             --
Release of restricted cash                                           843,583             --
Acquisition costs                                                         --       (465,834)
Cash from acquisition                                                     --      2,521,982
Purchases of investments                                            (671,782)            --
Maturities of investments                                            671,782      6,037,371
                                                                 -----------   ------------
Net cash provided by investing activities                          5,161,078      7,331,332
                                                                 -----------   ------------
Cash flows from financing activities:
Repayments of capital lease obligations                              (33,642)    (1,256,046)
Repayments of debt                                                  (926,311)      (980,638)
Repayments under revolving line of credit                                 --     (2,331,514)
Proceeds from exercise of stock options                               17,421         77,556
Proceeds from stock issued pursuant to employee stock
   purchase plan                                                       3,780             --
Taxes paid in exchange for forfeiture of restricted stock            (51,047)            --
                                                                 -----------   ------------

Net cash used in financing activities                               (989,799)    (4,490,642)
                                                                 -----------   ------------
Net decrease in cash and cash equivalents                         (3,526,104)    (3,072,413)
Cash and cash equivalents, beginning of period                     9,598,136      7,157,308
                                                                 -----------   ------------
Cash and cash equivalents, end of period                         $ 6,072,032   $  4,084,895
                                                                 -----------   ------------
Supplemental disclosures of non-cash financing activities:
Conversion of Laurus debt into common stock                      $ 1,119,624             --
Issuance of employee stock grants and options as
   deferred compensation                                         $    54,435             --

    The accompanying notes are an integral part of these condensed financial statements.

                                  Icoria, Inc.

                     Notes to Condensed Financial Statements

                                   (Unaudited)

Note 1. Organization and Summary of Significant Accounting Policies

Icoria, Inc. ("Icoria" or the "Company") was founded on September 9, 1997, as Paradigm Genetics, Inc., and is a biotechnology company focused on the discovery of novel, multi-parameter biomarkers using its unique multi-platform approach. Icoria is using these biomarkers internally to develop multi-analyte diagnostics that can be used to define and grade pathology or disease state with a high level of specificity and sensitivity. Icoria also uses its technology to help its collaborators and customers develop better, safer drugs and diagnostics and to identify targets, leads and drug/diagnostic combinations for liver injury, metabolic disorders and cancer. On August 17, 2004, the Company changed its corporate identity to Icoria, Inc.

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company had an accumulated deficit of approximately $103,503,000 as of September 30, 2005 and expects to incur losses for the remainder of 2005.

The Company has historically financed its operations through the sale of equity, debt and capital leases, payments received from services, commercial partnerships and government grants. As of September 30, 2005, the Company had total cash and cash equivalents of approximately $6,072,000.

The Company expects to continue developing its potential products through internal research and, possibly, through strategic acquisitions. The Company expects these activities will be funded from existing cash, cash flow from operations, issuances of stock or debt and borrowings under credit facilities. Management believes that these sources of liquidity will be sufficient to fund its operations into the second quarter of 2006. From time to time, the Company evaluates potential acquisitions and other growth opportunities, which might require additional external financing, and the Company may seek funds from public or private issuances of equity or debt securities.

On September 19, 2005, Icoria executed a merger agreement with Clinical Data, Inc. (NASDAQ: CLDA) whereby Clinical Data will acquire Icoria in an all-stock transaction valued at up to $12.5 million. The market value of the transaction will vary based on the price of Clinical Data's common stock, but is subject to a minimum market value of $10 million. The acquisition is expected to close late this year or in early 2006, pending approval by Icoria's stockholders.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005 or for any future period. These financial statements and notes should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2004 included in the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the 2004 financial statements have been reclassified to conform to the 2005 presentations, with no effect on previously reported net loss, stockholders' equity, or net loss per share.

                                  Icoria, Inc.

                     Notes to Condensed Financial Statements

                                   (Unaudited)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity date of three months or less at the date of purchase to be cash equivalents.

Restricted Cash

Restricted cash comprises cash held in escrow for security deposits on the Company's facilities and is classified within current or non-current assets based on its expected release date.

Property and Equipment

Property and equipment comprises buildings, laboratory equipment, computer equipment, furniture, and leasehold improvements, which are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are charged to operations as incurred; major expenditures for renewals and betterments are capitalized and depreciated. Property and equipment acquired under capital leases are depreciated over their estimated useful lives or the term of the lease, whichever is shorter.

Other Assets

Other assets include intangible assets, resulting from the Company's acquisition of TissueInformatics.Inc (See Note 4), deposits for building leases, and deferred loan costs.

Capitalized Software Costs

The Company accounts for the costs of development of software applications to be sold to or used by third parties in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed." Software development costs are required to be capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release. To date, the establishment of technological feasibility has substantially coincided with the release of any software products developed. Accordingly, no costs have been capitalized.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its property and equipment and intangible assets in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 requires long-lived assets to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is recognized in the event that the net book value of an asset exceeds the future undiscounted cash flows attributable to such asset or the business to which such asset relates and the net book value exceeds fair value. The impairment amount is measured as the amount by which the carrying amount of a long-lived asset (or asset group) exceeds its fair value. During the three months ended March 31, 2005, the Company determined that certain lab equipment was impaired. These assets were written down to their estimated fair value resulting in an approximately $455,000 charge to research and development expense. No impairment loss was required to be recognized during the three months ended September 30, 2005 or nine months ended September 30, 2004.

Income Taxes

The Company accounts for income taxes using the liability method that requires the recognition of deferred tax assets or liabilities for the temporary differences between financial reporting and tax bases of the Company's assets and liabilities and for any tax carry forwards at enacted statutory rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income during the period that includes the enactment date. In addition, valuation allowances are established where necessary to reduce deferred tax assets to expected realizable amounts.

Revenue Recognition

Revenues are derived from commercial partnerships and government contracts and grants. Payments from our commercial contracts are generally related to refundable or nonrefundable fees, milestone achievements, genomic expression data deliveries or assay deliveries. Payments for refundable and nonrefundable fees and milestone achievements are recognized as revenues on a progress-to-completion basis over the term of the respective commercial partnership, except with respect to refundable fees for which revenue recognition does not commence until the refund right expires. Payments related to genomic expression data or assay deliveries are recognized as revenues upon the later of delivery or, if applicable, customer acceptance. Payments received under the Company's commercial partnerships and government contracts and grants are generally non-refundable regardless of the outcome of the future research and development activities to be performed by the Company. Payments from government contracts and grants are recognized as revenues as related expenses are incurred over the term of each contract or grant.

Revenues recognized under the progress-to-completion method for commercial partnerships are calculated based on applicable output measures such as a comparison of the number of genes analyzed to the total number of genes to be analyzed, assessed on a contract-by-contract basis. To the extent payments received exceed revenue recognized for each contract or grant, the excess portion of such payments are recorded as deferred revenues. To the extent revenues recognized exceed payments received for each contract or grant, the excess revenues are recorded as accounts receivable. The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104 ("SAB 104") issued by the Securities and Exchange Commission.

Research and Development

Research and development costs include personnel costs, costs of supplies, facility costs, licenses, consulting fees, deferred compensation, and depreciation of laboratory equipment. These costs were incurred by the Company to develop its proprietary biochemical profiling, metabolomics, and data coherence platforms, and to perform required services under commercial partnerships and government grants and research and development on internal projects. Research and development costs are expensed as incurred.

Stock-Based Compensation

The Company accounts for stock-based compensation based on the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") which states that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value of the Company's common stock on the grant date. In the event that stock options are granted with an exercise price below the estimated fair value of the Company's common stock at the grant date, the difference between the fair value of the Company's common stock and the exercise price is recorded as deferred compensation. Deferred compensation is amortized to compensation expense over the vesting period of the related stock-based compensation. During the nine months ended September 30, 2005, the Company accelerated certain departing employee and director stock options. The Company recorded compensation expense of approximately $1,000 based upon the intrinsic value of the stock options on the acceleration date. The Company did not accelerate the vesting of stock options during the nine months ended September 30, 2004. The Company recognized $117,018 and $1,806 in non-cash compensation expense related to amortization of deferred compensation during the nine months ended September 30, 2005 and 2004, respectively. During the three months ended June 30, 2005, approximately 189,000 shares of restricted stock were forfeited by employees in exchange for the payment of approximately $51,000 of employee tax liabilities associated with the vesting of these restricted stock awards.

The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") as amended by SFAS No. 148, which requires compensation expense to be disclosed based on the fair value of the options granted at the date of grant. Stock options or warrants granted to consultants for services are accounted for in accordance with SFAS No. 123, which requires that these options and warrants be valued using the Black-Scholes model and the resulting charge is then recorded as the related services are performed. The Company did not issue stock options to consultants during the nine months ended September 30, 2005 and 2004.

Had compensation costs for the two plans been determined based on the fair value at the grant date for awards under the plans, consistent with the methods of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123), as amended, the Company's net loss and net loss per share (basic and diluted) for the nine months ended September 30, 2005 and 2004, would have been increased to the pro forma amounts indicated below:

                                                                 Three Months Ended           Nine Months Ended
                                                                    September 30                September 30
                                                             -------------------------   --------------------------
                                                                 2005          2004          2005          2004
                                                             -----------   -----------   -----------   ------------
Net loss:
As reported                                                  $(2,629,929)  $(3,053,740)  $(4,525,824)  $(10,343,014)
Add: Stock-based employee compensation expense included in
   reported net income                                             2,574            --       117,018          1,806
Deduct: Total stock-based employee compensation expense
   determined under fair value based method for all awards      (201,353)     (171,764)     (803,811)      (667,514)
                                                             -----------   -----------   -----------   ------------
SFAS No. 123 pro forma                                       $(2,828,708)  $(3,225,504)  $(5,212,617)  $(11,008,722)
                                                             -----------   -----------   -----------   ------------

Loss per common share--basic and diluted:
As reported                                                  $     (0.07)  $     (0.08)  $     (0.12)  $      (0.29)
SFAS No.123 pro forma                                        $     (0.07)  $     (0.09)  $     (0.13)  $      (0.31)

The per share weighted average fair value of stock options granted during the nine months ended September 30, 2005 and 2004 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for 2005 and 2004: expected dividend yield of 0%; risk free interest rates of approximately 4% in 2005 and 2004; expected option lives of approximately seven years in 2005 and 2004; and a volatility factor of 106% and 103% in 2005 and 2004, respectively.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of cash, investments, and accounts receivable. The Company primarily places its cash, short-term and long-term investments with high-credit quality financial institutions that invest primarily in U.S. Government securities, commercial paper of prime quality and certificates of deposit guaranteed by banks that are members of the FDIC. Cash deposits are all in financial institutions within the United States. The Company performs ongoing credit evaluations to reduce credit risk and requires no collateral from its customers. Management estimates the allowance for uncollectible accounts based on their historical experience and credit evaluation.

The Company has two commercial partnerships, a contract with the United States federal government, and a grant, which accounted for 22%, 19%, 30% and 9%, respectively, of the Company's total revenue for the nine months ended September 30, 2005. The Company had three commercial partnerships, a contract with the United States federal government and a grant, which accounted for 43%, 10%, 8%, 27% and 7%, respectively, of the Company's total revenue for the nine months ended September 30, 2004. As of September 30, 2005, receivables from two companies and a contract with the United States Federal Government comprised 39%, 11% and 43%, respectively, of the total accounts receivable balance. As of December 31, 2004 receivables from one of the commercial partnerships and a contract with the United States federal government comprised 23% and 29%, respectively, of the total accounts receivable balance.

Comprehensive Loss

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" established standards for reporting and display of comprehensive income and its components in the financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. The Company's total comprehensive loss for the three month periods ended September 30, 2005 and 2004 was $2,629,929 and $3,029,410, respectively. The Company's other comprehensive loss consisted of unrealized gains on investments of $24,330 for the three months ended September 30, 2004. The Company had no other items of other comprehensive gains or losses during the three months ended September 30, 2005 or 2004. The Company's total comprehensive loss for the nine month periods ended September 30, 2005 and 2004 was $4,525,824 and $10,255,075, respectively. The Company's other comprehensive loss consisted of unrealized gains on investments of $87,939 for the nine months ended September 30, 2004. The Company had no other items of other comprehensive gains or losses during the nine months ended September 30, 2005 or 2004.

Net Loss Per Common Share

The Company computes net loss per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share," ("SFAS No. 128"). Under the provisions of

SFAS No. 128, basic net loss per common share ("Basic EPS") is computed by dividing net loss by the weighted average number of common shares outstanding. Diluted net loss per common share ("Diluted EPS") is computed by dividing net loss by the weighted average number of common shares and dilutive potential common share equivalents then outstanding. Potential common shares consist of shares issuable upon the exercise of stock options and warrants. Contingently convertible debt securities are considered in diluted EPS regardless of whether the market price trigger has been met.

The following table sets forth the potential shares of common stock that are not included in the diluted net loss per share because to do so would be antidilutive for the periods indicated:

                                     Nine Months Ended
                                        September 30
                                   ---------------------
                                      2005        2004
                                   ---------   ---------
Options to purchase common stock   2,930,162   3,607,297
Warrants                           2,711,470     303,779

Segment Reporting

Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"), requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company has determined that it began to operate in a healthcare and an agriculture segment during the three months ended June 30, 2005 and has presented disclosures of historical periods for comparability.

Internal Use Software

Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP No. 98-1"), provides guidance regarding when software developed or obtained for internal use should be capitalized. The predominant portion of the software applications used by the Company were purchased or licensed from third parties. The Company expenses the cost of accumulating and preparing data for use in its database applications as such costs are incurred.

Discontinued Operations

During 2002, the Company decided to close the operations of ParaGen, its plant genotyping business. At December 31, 2002, all of the goodwill and associated assets were written down to their fair value less cost to sell and reported in the loss from discontinued operations. In February 2003, the ParaGen business assets were sold to DNA Landmarks for $300,000 and potential future royalties between 10% and 15%, through early 2006, of revenues from certain identified customers. The Company is reporting the operating results from ParaGen in discontinued operations.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123(R) ("SFAS No. 123(R)"), "Share-Based Payment," a revision of FASB Statement No. 123 "Accounting for Stock-Based Compensation." SFAS No. 123(R), as amended, requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values for all periods that begin after December 15, 2005. Pro forma disclosure will no longer be an alternative. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods:

1. A modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date; or

2. A modified retrospective method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for
(a) all prior periods presented or (b) prior interim periods of the year of adoption.

The Company intends to adopt SFAS No. 123(R) effective January 1, 2006. As permitted by SFAS No. 123, Company currently accounts for share-based payments to employees using the APB No. 25 intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of the SFAS No. 123(R) fair value method may have a significant impact on the Company's results of operations and its overall financial position.
In March 2005, the FASB issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations - an Interpretation of FASB Statement No. 143" (FIN No. 47"). FIN No. 47 clarifies certain provisions of FASB Statement No. 143 and is effective for the Company no later than the end of 2005. The Company is currently in the process of assessing the impact of this statement on its financial statements.

Note 2. Sale of Selected Agricultural Assets

On March 23, 2005, the Company sold selected agricultural genomics assets related to the field of transgenic traits for agriculture to Monsanto Company. Under the terms of the agreement, Monsanto paid $4,750,000, at closing, with an additional installment payment of $1,180,000 due in January 2006. A payment of $820,000 may also be due in January 2006 if the Company meets certain transition milestones. As part of the sale, Monsanto assumed the remaining five years on a 32,000 square foot facility lease and hired fifty-seven of the Company's employees beginning in May 2005. The Company's restricted cash required under the lease was released by the landlord. Since essentially all of the fixed assets transferred to Monsanto served as collateral for the Laurus note, the Company provided Laurus with approximately $50,000 in additional interest and agreed to prepay an additional $430,000 in principal in the event that Laurus is unable to convert this amount of the note by October 1, 2005. The Company prepaid this $430,000 of principal in October 2005. Due to the sale of these assets, the Company's existing six-year commercial partnership with Monsanto was amended to terminate in May 2005, approximately nine months before its previously scheduled end date, and the total contract value was reduced by $1,400,000. As part of the accounting for the transaction, the Company's activities under the commercial partnership have been reassessed and any revenues above historical profitability levels related to the remaining performance obligation on the partnership have been included in the net gain on the transaction. The Company has recorded a gain from the sale of these agriculture assets as follows (in thousands):

Cash received from sale                                   $ 4,750
Non-contingent receivable due in January 2006               1,180
Release of deferred revenue obligation under commercial
   partnership                                              4,454
Less: Basis in assets sold                                 (4,888)
Less: Estimated transaction costs                            (795)
                                                          -------
Gain from disposal of assets                              $ 4,701
                                                          -------

In the event that any of the January 2006 transition milestone payments are received, additional gains will be recorded.

As part of the agreement to sell these assets, the Company committed to transition out of the agriculture industry upon the completion of its remaining contracts with DuPont or its subsidiaries. While the Company has determined that it does not yet meet the criteria to classify its remaining activities in the agriculture industry as discontinued operations under Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company does believe these criteria will be met upon the completion of the remaining contracts with DuPont and its subsidiaries. Information regarding the Company's activities related to the agriculture industry is presented in Note 3.

During the three months ended June 30, 2005, the Company and Monsanto entered into a Transition Services Agreement ("TSA") to allow Monsanto to receive certain services to facilitate their use of the acquired assets. The majority of the services provided under the TSA are scheduled to terminate on January 31, 2006. The Company recognized approximately $152,000 and $398,000, respectively, in revenue under the TSA during the three and nine months ended September 30, 2005.

Note 3. Segment Information

During the quarter ended June 30, 2005, the Company restructured its internal reporting to separate its business between those activities related to the healthcare industry and those related to the agriculture industry. The accounting policies of the segments are the same as those described in the Company's Summary of Significant Accounting Policies. The table below presents information about the Company's reported results for the three and nine months ended September 30, 2005 and 2004 (in thousands):

                                               Three Months Ended    Nine Months Ended
                                                  September 30          September 30
                                                   (unaudited)          (unaudited)
                                               ------------------   -------------------
                                                  2005      2004      2005       2004
                                                -------   -------   --------   --------
Healthcare:
Revenues                                        $ 2,401   $ 3,299   $  8,319   $  7,074
Total operating expenses                         (3,564)   (5,152)   (12,152)   (12,555)
                                                -------   -------   --------   --------
Loss from operations                            $(1,163)  $(1,853)  $ (3,833)  $ (5,481)
                                                -------   -------   --------   --------
Agriculture:
Revenues                                        $ 1,552   $ 3,821   $  8,387   $ 11,188
Total operating expenses                         (1,196)   (3,204)    (6,573)   (10,189)
Gain on sale of selected agricultural assets         --        --      4,701         --
                                                -------   -------   --------   --------
Income from operations                          $   356   $   617   $  6,515   $    999
                                                -------   -------   --------   --------
Reconciling items:
Expenses of corporate overhead functions         (1,615)   (1,778)    (6,409)    (5,720)
                                                -------   -------   --------   --------
Company total loss from operations              $(2,422)  $(3,014)  $ (3,727)  $(10,202)
                                                -------   -------   --------   --------

For purposes of these disclosures, the segment operating expenses presented above only include those costs that are directly identifiable as relating to healthcare or agriculture activities with an allocation of facilities, information support and employee benefits costs based on headcount.

Summarized asset information for the Company's segments as of September 30, 2005 and December 31, 2004 is as follows (in thousands):

                               September 30, 2005   December 31, 2004
                                   (unaudited)         (unaudited)
                               ------------------   -----------------
Healthcare:
Total assets                         $ 4,510             $ 5,533
Agriculture:
Total assets                         $ 2,598             $ 4,144
Unallocated corporate assets         $11,332             $19,593
                                     -------             -------
Total Assets                         $18,440             $29,270
                                     -------             -------

Unallocated corporate assets consists primarily of cash and cash equivalents and leasehold improvements.

Note 4. Acquisition

On March 11, 2004, the Company purchased all of the outstanding common and preferred stock of TissueInformatics.Inc ("TissueInformatics"), in exchange for the issuance of approximately 3,403,000 shares of the Company's common stock. These shares were estimated to have a total fair value of approximately $4,614,000, based on the average closing price of the common stock of $1.36 for the day of the closing and two-day period immediately preceding and following the date of the announcement of the acquisition. In addition, subject to the achievement of performance milestones by December 31, 2004, the Company could have been obligated to issue another 2.4 million shares and options. As of December 31, 2004, all of the shares and options potentially issuable had lapsed because the related performance milestones were not met.

The Company assumed approximately $214,000 in net liabilities and incurred costs of approximately $547,000 related to this acquisition. The Company also assumed TissueInformatics' obligations under its employee stock option plan. At closing, approximately 214,000 shares were reserved to satisfy obligations underlying outstanding options. Under the terms of the agreement, approximately 171,000 additional shares were available for issuance pursuant to outstanding options upon the achievement of performance milestones by December 31, 2004. The TissueInformatics' stock option plan was assumed by the Company. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the initial purchase price of approximately $6,713,000 was allocated to the assets acquired and liabilities assumed based on estimated fair values. This purchase price included $1,108,000 for the contingent purchase consideration related to the performance milestones. The contingent purchase consideration was reversed when the related milestones lapsed. The fair value assigned to intangible assets acquired was based on a third party valuation report.

Of the total purchase price, $3,455,000 was allocated to the tangible assets, which were comprised of cash, property and equipment and prepaid and other assets, $3,559,000 has been allocated to intangible assets and $301,000 has been allocated to liabilities. The intangible assets included $3,350,000 and $209,000 related to developed software technologies and a customer base, respectively. These intangible assets were being amortized over a period of five years.

During the fourth quarter of 2004, the Company determined that TissueInformatics' software technology required further market preparation and significant product development before meaningful sales could be expected. Based on revised estimates of cash flows related to the product, these intangible assets were determined to be fully impaired and were written off as of December 31, 2004.

The Company's results of operations for the nine-month period ended September 30, 2004 include the results of TissueInformatics operations from the day after the closing date of the acquisition, March 12, 2004, to March 31, 2004. The Company's results of operations for the nine-month period ending September 30, 2005 include TissueInformatics' operations for the full period.

The following unaudited pro forma financial information reflects the results of operations of the Company for the nine months ended September 30, 2004 as if the acquisition of TissueInformatics had occurred on January 1, 2004. These pro forma results are not necessarily indicative of what the Company's operating results would have been had the acquisition actually taken place on January 1, 2004, and may not be indicative of future operating results.

                                  Nine Months Ended
                                 September 30, 2004
                                 ------------------
                                    (unaudited)
Total revenues                      $ 18,263,000
Total operating expenses              29,763,000
                                    ------------
Loss from operations                 (11,500,000).
                                    ------------
Net loss                            $(11,636,000)
                                    ------------
Net loss per common share           $      (0.32)
                                    ------------
Weighted average common shares        36,198,000

Note 5. Silicon Valley Bank Debt

In September 2005, the Company modified the financial covenant in its debt agreement with Silicon Valley Bank ("SVB"). The Company is now obligated to maintain a minimum ratio of cash and investments to SVB debt of 1.5. This ratio is defined in our amended agreement with SVB as the ratio of unrestricted cash and investments to the amount of outstanding debt to SVB (including all amounts outstanding or letters of credit issued under the line of credit.) Prior to this amendment, the Company was required to maintain a minimum ratio of cash and investments to SVB debt of 1.75. As of September 30, 2005, the Company's cash to SVB debt ratio was 2.4, and the aggregate amount outstanding under the SVB term loan was approximately $2.5 million. In addition, during the quarter ended September 30, 2005, the Company's line of credit with SVB expired.